EXHIBIT 99.1





Gasco
-----
Energy

For Immediate Release on February 27, 2006

                     GASCO ENERGY ANNOUNCES PRELIMINARY 2005
                        FINANCIAL AND OPERATIONAL RESULTS

     -    RECORD REVENUE GROWTH OF 369%

     -    TOTAL ASSETS UP 71%

     -    RECORD OPERATING CASH FLOW OF $2.1 MILLION

     -    PRODUCTION GROWTH OF 220%

     -    RESERVES INCREASE BY 86 % TO 76.7 BCFE

DENVER - February 27, 2006 - (PRNewswire) - Gasco Energy (AMEX: GSX) today announced preliminary financial and operating results for the fourth quarter and full-year ended December 31, 2005. The company expects to file its filing on Form 10-K with the Securities and Exchange Commission this week.

Full-year 2005 Financial Results
For the year-ended December 31, 2005, Gasco reported a net loss attributable to common shareholders of $71,000, or breakeven results of $0.00 per share, as compared to a net loss for 2004 of $4.3 million, or $0.07 per share. All per share figures are basic and diluted. Total revenues grew by 369% to a company-record $16.9 million, as compared to $3.6 million in 2004. The growth in total revenue is attributed to increased natural gas production and higher prices received for sales of the company's natural gas.

Oil and gas sales for 2005 were a company-record $14.1 million as compared to $3.1 million for the same period in 2004. The $10.9 million increase in oil and gas sales during 2005 is comprised of $9.6 million related to the production increase and $1.3 million related to the increase in commodity prices. Gathering revenues from the company's pipeline constructed in 2004 grew to $1.4 million from $0.1 million in 2004. The revenue growth is attributed to increased throughput as well to a full-year of operations in 2005.

Gasco's total assets rose to a record $201.2 million at year end, up 71 percent from $117.4 million at year-end 2004. Working capital at year-end 2005 was $86.0 million versus $52.7 million at year-end 2004.

Net cash provided by operating activities for 2005 was a record $2.1 million as compared to a deficit of $0.9 million in 2004.

Fourth Quarter 2005 Financial Results

For the quarter-ended December 31, 2005, Gasco reported net income of $2.0 million, or $0.03 per share, as compared to a net loss for 2004 of $2.4 million, or $0.03 per share. Total revenues grew by 621% to a company-record $8.3 million, as compared to $1.2 million in 2004. The growth in total revenue is attributed to increased natural gas production and higher prices received for sales of the company's natural gas. Oil and gas sales for the fourth quarter 2005 were a company-record $7.4 million as compared to $0.8 million for the same period in 2004.


Record Quarterly and Annual Production
Estimated cumulative net production for the year-ended December 31, 2005 was 1,713 million cubic feet of natural gas equivalent (MMcfe), an increase of 220% over full-year 2004 production of 536.0 MMcfe.

                                       1
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For the full year,  the average  prices  received  for  Gasco's  natural gas and liquids increased to $8.16 per thousand cubic feet of gas (Mcf) and $56.91 per barrel of liquid hydrocarbons. This compares to $5.79 per Mcf and $38.43 per barrel for 2004. The company has no hedges in place.

Estimated  cumulative net production for the quarter ended December 31, 2005 was
776.1 MMcfe, an increase of 59% over third quarter 2005 production of 489.3 MMcfe, and 488% above fourth quarter 2004's production of 132.0 MMcfe. Net production increases are attributed to the completion of new wells and to a higher average working interest in those wells partially offset by normal production declines in existing wells.

For the fourth quarter of 2005, the average price received for sales of Gasco's natural gas and liquids was $9.58 per Mcf and $58.37 per barrel of liquid hydrocarbons. This compares to $5.82 per Mcf and $45.00 per barrel for the same period in 2004.

Proved Reserves up 86% over 2004
Gasco's year-end, estimated total proved reserves were approximately 76.7 billion cubic feet of natural gas equivalent (Bcfe), comprised of 74.4 Bcf of natural gas and 377,288 barrels of liquids. Gasco's total proved reserves grew by 86% over year-end 2004's estimated total of 41.3 Bcfe. The company's reserve mix is 97% natural gas and 3% liquid hydrocarbons. Liquids reserves include condensate. Approximately 26% of total reserves are categorized as proved developed, 74% were proved undeveloped. In accordance with SEC guidelines, reserve estimates do not include any probable or possible reserves which may exist for Gasco's properties.

Gasco's estimated, pre-tax future net cash flows discounted at 10% (commonly known as the SEC PV-10 figure) for proved reserves at year end was $107.8 million The 2005 PV-10 calculation used net year-end commodity prices of $8.01 per Mcf of natural gas and $59.87 per barrel of crude oil. Reserve estimates are engineered by independent reservoir engineering consultants, NSAI and conform to the definition as set forth in the SEC Regulation S-X Part 210.4-10 (a) as clarified by subsequent Commission Staff Accounting bulletins. The proved reserves are also in accordance with Financial Accounting Standards Board Statement No. 69 requirements.



Reserve Quantities                     Gas          Oil       Equivalents
                                       Mcf          Bbl          Mcfe

Balance, December 31, 2004          39,700,156     274,074    41,344,600

 Extensions and discoveries         49,217,928     222,943    50,555,586

 Revisions of previous estimates   (12,814,086)   (109,093)  (13,468,644)

 Sales of reserves in place                  -           -             -

 Purchases of reserves in place              -           -             -

 Production                         (1,648,870)    (10,636)   (1,712,686)
                                    -----------    --------   -----------
Balance                              74,455,128     377,288    76,718,856
                                     ==========     =======    ==========

Proved Developed Reserves

                                     18,974,697     111,655    19,644,627
                                     ==========     =======    ==========


Management Outlook
Commenting on the 2005 results, Gasco CEO and President, Mark Erickson said: "In 2005, we set records in production, revenue, reserves, wells drilled and other metrics, but we look to 2006 as an even more important year for Gasco. Our strong Uinta Basin net leasehold position continues to benefit Gasco and its shareholders in a number of ways. We have much to keep us busy. Our initial $80 million 2006 capital budget, which we intend to fund through cash flow and our existing cash position, targets 32 gross and 15 net wells in the Uinta, three wells in Wyoming and also strategic infrastructure. One of the key opportunities presented to Gasco is that we have created a project of size and substance that we can exploit. A project of such magnitude requires talented people, services, rigs and capital, all of which we have. With quality onshore oil and gas properties in short supply, our ability to work in the Uinta for several years going forward is truly a company-strength that I believe should be appreciated by the Street and by industry. We also deliver investors potential upside in our Wyoming projects. Should we prove commerciality in Wyoming, each of the Riverbend benefits I described above can be applied to Wyoming."


Teleconference Call
A  conference  call with  investors,  analysts and other  interested  parties is scheduled  for 10:30 a.m.  EST on Tuesday,  February  28,  2006 to discuss  2005 financial  and  operating  results.  You are invited to listen to the call which will be broadcast live over the Internet at www.gascoenergy.com.

     Date: Tuesday, February 28, 2006

     Time: 10:30 a.m. EST
            9:30 a.m. CST
            8:30 a.m. MST
            7:30 a.m. PST

     Call:(866)  392-4171(US/Canada)and(706)634-6345(International),
          passcode 5682033

     Internet:   Live   and   rebroadcast   over   the   Internet:   log  on  to
          www.gascoenergy.com

     Replay: Available through Thursday, March 2 at (800) 642-1687 (US/Canada) and (706) 645-9291 (International) using passcode 5682033 and for 30 days at www.gascoenergy.com -------------------

         [Financial and Operational Tables Accompany this News Release]

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco's filing on Form
10-K to be filed this week.

About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky
Mountain area of the United States. The Company currently is active in the Uinta
Basin in Utah and controls  acreage in the Greater Green River Basin of Wyoming.
To learn more, visit www.gascoenergy.com.

Forward-looking statements
Certain statements set forth in this press release relate to management's future plans,  objectives and expectations.  Such statements are forward-looking within the  meanings  of Section 27A of the  Securities  Act of 1933,  as amended,  and
Section 21E of the Securities  Exchange Act of 1934, as amended.  All statements other than  statements  of  historical  facts  included  in this press  release,
including,  without  limitation,   statements  regarding  the  Company's  future
financial position,  potential resources,  business strategy, budgets, projected costs and  plans  and  objectives  of  management  for  future  operations,  are forward-looking  statements. In addition,  forward-looking  statements generally can be  identified  by the use of  forward-looking  terminology  such as  "may,"
"will," "expect," "intend," "project," "estimate,"  "anticipate,"  "believe," or
"continue"  or  the  negative  thereof  or  similar  terminology.  Although  any forward-looking  statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company,  believed to be reasonable, there can be no assurances that any of these expectations will prove
correct  or  that  any  of  the  actions   that  are  planned   will  be  taken.
Forward-looking  statements  involve known and unknown  risks and  uncertainties that may cause the Company's actual  performance and financial results in future periods to differ materially from any projection, estimate or forecasted result.
Some of the key  factors  that may cause  actual  results to vary from those the
Company expects include inherent  uncertainties in interpreting  engineering and reserve or  production  data;  operating  hazards;  delays or  cancellations  of drilling  operations  because of weather and other natural and economic  forces;
fluctuations  in oil and  natural  gas prices in  response to changes in supply;
competition from other companies with greater resources; environmental and other government  regulations;  defects  in  title  to  properties;  increases  in the
Company's cost of borrowing or inability or  unavailability of capital resources to fund capital expenditures;  and other risks described under "Risk Factors" in
Item 1. of the Company's  2004 filing on Form 10-K filed with the Securities and
Exchange Commission on March 16, 2005.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

                                     --30--



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                                                             GASCO ENERGY, INC.
                                                        CONSOLIDATED BALANCE SHEETS


                                                                       December 31,
                                                            -------------------------------------
                                                               2005                  2004
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                    $62,661,368           $25,717,081
  Restricted investment                                         10,139,000             3,535,055
  Short-term investments                                        15,000,000            27,000,000
  Accounts receivable
    Joint interest billings                                      1,792,038               429,779
    Revenue                                                      3,115,154               615,265
  Inventory                                                      1,182,982             1,009,914
  Prepaid expenses                                                 645,554               458,555
                                                               -----------           -----------
          Total                                                94,536,096            58,765,649
                                                               -----------           ----------
PROPERTY, PLANT AND EQUIPMENT, at cost
  Oil and gas properties (full cost method)
    Proved mineral interests                                    83,972,300            29,811,483
    Unproved mineral interests                                  13,323,712            18,449,330
    Gathering assets                                             4,831,050             2,469,580
    Equipment                                                    5,148,388                89,900
  Furniture, fixtures and other                                    175,607               158,590
                                                               -----------            ----------
           Total                                               107,451,057            50,978,883
                                                               -----------            ----------
  Less accumulated depreciation, depletion and amortization    (6,986,662)           (2,247,032)
                                                               -----------           -----------
           Total                                              100,464,395            48,731,851
                                                              ------------           ----------
NON-CURRENT ASSETS
  Restricted investment                                          3,565,020             6,778,040
  Deferred financing costs                                       2,634,461             3,092,628
                                                               -----------           -----------
                                                                 6,199,481             9,870,668
                                                               -----------           -----------

TOTAL ASSETS                                                 $ 201,199,972         $ 117,368,168
                                                             =============         =============








               The accompanying notes are an integral part of the
                       consolidated financial statements.





                                       4
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                                                             GASCO ENERGY, INC.
                                                  CONSOLIDATED BALANCE SHEETS (continued)


                                                                                             December 31,
                                                                                  --------------------------------------
                                                                                         2005                    2004

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                                     $ 907,772            $ 1,447,149
  Revenue payable                                                                      1,658,141                334,765
  Advances from joint interest owners                                                  2,476,080                891,999
  Accrued interest                                                                       844,098                695,139
  Accrued expenses                                                                     2,571,047              2,677,352
                                                                                      ----------             ----------
           Total                                                                      8,457,138              6,046,404
                                                                                      ----------             ---------
NONCURRENT LIABILITIES
   5.5% Convertible Senior Notes                                                      65,000,000             65,000,000
   Asset retirement obligation                                                           223,947                108,566
   Deferred rent expense                                                                  78,727                      -
                                                                                      ----------             ----------
       Total                                                                          65,302,674             65,108,566
                                                                                      ----------             ----------
COMMITMENTS AND CONTINGENCIES (NOTES 5, 13, 14)

STOCKHOLDERS' EQUITY
  Series B  Convertible  Preferred  stock  -  $.001  par  value;  20,000  shares authorized; 763 shares issued and outstanding with a liquidation preference of $335,720 in 2005 and 2,255 shares issued and
    outstanding with a liquidation preference of $992,200 in 2004                              1                      2
  Common stock - $.0001 par value; 300,000,000 shares authorized;
     85,041,492 shares issued and 84,967,792 outstanding in 2005;
     70,590,909 shares issued and 70,517,209 shares outstanding in 2004                    8,504                  7,059
  Additional paid in capital                                                         157,540,755             76,346,463
  Deferred compensation                                                                (443,579)              (512,440)
  Accumulated deficit                                                               (29,535,226)           (29,497,591)
  Less cost of treasury stock of 73,700 common shares                                  (130,295)              (130,295)
                                                                                    ------------            -----------
           Total                                                                    127,440,160              46,213,198
                                                                                    ------------            -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 201,199,972           $ 117,368,168
                                                                                  =============-          =============





               The accompanying notes are an integral part of the
                       consolidated financial statements.




                                       5
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




                                                         GASCO ENERGY, INC.
                                               CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                        For the Year Ended December 31,
                                                                 -------------------------------------------------
                                                                          2005             2004             2003

REVENUES
  Gas                                                             $ 13,462,977      $  2,928,689     $  1,206,741
  Oil                                                                  605,330           195,199           56,702
  Gathering                                                          1,411,259           143,326                -
  Interest income                                                    1,383,859           325,001           11,987
                                                                    ----------         ---------        ---------
          Total                                                     16,863,425         3,592,215        1,275,430
                                                                    ----------         ---------        ---------
OPERATING EXPENSES
  Lease operating                                                      870,593           638,267          337,278
  Gathering operations                                               1,166,841           267,450                -
  Depletion, depreciation, amortization and asset retirement
    liability accretion                                              4,843,439         1,102,575          552,923
  General and administrative                                         5,987,019         4,191,978        2,819,675
  Interest expense                                                   4,033,168         1,597,775           82,392
                                                                     ---------         ---------        ---------
           Total                                                    16,901,060         7,798,045        3,792,268
                                                                    ----------         ---------        ---------
LOSS BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE                                      (37,635)       (4,205,830)      (2,516,838)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                                                  -                 -          (9,687)
                                                                     ----------      -----------      -----------
NET LOSS                                                              (37,635)       (4,205,830)      (2,526,525)

Preferred stock dividends                                             (33,347)         (140,853)        (304,172)
                                                                     ---------       -----------      -----------
NET LOSS ATTRIBUTABLE TO COMMON
   STOCKHOLDERS                                                      $(70,982)     $ (4,346,683)    $ (2,830,697)
                                                                     =========     =============    =============

PER COMMON SHARE DATA - BASIC AND DILUTED:
  Loss before cumulative effect of change in accounting principle    $  (0.00)         $  (0.07)        $  (0.07)
  Cumulative effect of change in accounting principle                        -                -                -
                                                                       --------           -------          ------
NET LOSS PER COMMON SHARE - BASIC AND DILUTED                        $  (0.00)         $  (0.07)        $  (0.07)
                                                                     =========         =========        =========

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING - BASIC AND DILUTED                                    72,152,977        63,194,223       41,262,778
                                                                   =============     =============      ==========



               The accompanying notes are an integral part of the
                       consolidated financial statements.




                                       6
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



                                                             GASCO ENERGY, INC.
                                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                   For the Years Ended December 31,
                                                                            ---------------------------------------------------
                                                                            -------------- ---------------- --- ---------------
                                                                                   2005             2004                2003
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                     $ (37,635)     $(4,205,830)        $(2,526,525)
  Adjustment to reconcile net loss to net cash used in operating activities
     Depreciation, depletion and impairment expense                             4,829,403        1,085,912             541,128
     Accretion of asset retirement obligation                                      14,036           16,663              11,795
     Stock compensation                                                           744,235          415,483              94,317
    Non-cash rent expense                                                          48,727
    Landlord incentive payment                                                     30,000
     Amortization of beneficial conversion feature                                      -          161,514               6,945
     Amortization of deferred financing costs                                     458,167          294,993               7,758
     Cumulative effect of change in accounting principle                                -                -               9,687
     Changes in operating assets and liabilities:
      Accounts receivable                                                     (3,862,148)        (545,681)           (403,219)
      Inventory                                                                 (173,068)      (1,009,914)                   -
         Prepaid expenses                                                       (186,999)           59,992           (320,059)
         Accounts payable                                                       (679,797)        (600,723)             164,303
         Revenue payable                                                        1,323,376           91,252             185,215
         Advances from joint interest owners                                    1,584,081          891,999                   -
         Accrued interest                                                         148,959          695,139                   -
         Accrued expenses                                                     (2,106,305)        1,743,832              36,741
                                                                              -----------        ---------         -----------
                  Net cash provided by (used in) operating activities           2,135,032        (905,369)         (2,191,914)
                                                                              -----------        ---------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash paid for acquisitions, development and exploration                    (55,181,914)     (25,736,066)         (5,283,426)
  Cash paid for furniture, fixtures and other                                   (106,790)         (64,053)             (3,264)
  Proceeds from property sales                                                    828,102        4,463,161                   -
  Investment in short-term investments                                                  -     (27,000,000)                   -
  Proceeds from the sale of short term investments                             12,000,000                -                   -
  Cash designated as restricted                                               (6,816,967)     (10,313,095)           (250,000)
  Cash undesignated as restricted                                              3,426,042           250,000             250,000
                                                                            -------------      -----------         -----------
                 Net cash used in investing activities                       (45,851,527)     (58,400,053)         (5,286,690)
                                                                             ------------  ---------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                           79,693,764       21,500,001           2,777,292
  Issuance of convertible notes                                                         -       65,000,000                   -
  Exercise of options to purchase common stock                                  1,275,743           33,336                   -
  Cash paid for offering costs                                                  (275,378)      (4,636,828)           (266,721)
  Preferred dividends                                                            (33,347)         (61,973)             (4,092)
  Proceeds from sale of preferred stock                                                 -                -           4,862,840
  Proceeds from sale of convertible debentures                                          -                -           2,500,000
  Repayment of note payable                                                             -                -          (1,400,000)
  Proceeds from 16b violation                                                           -         106,858               1,332
                                                                               -----------       ---------          ----------
                Net cash provided by financing activities                      80,660,782       81,941,394           8,470,651
                                                                               ----------       ----------          ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                      36,944,287       22,635,972             992,047

CASH AND CASH EQUIVALENTS:
    BEGINNING OF PERIOD                                                        25,717,081        3,081,109           2,089,062
                                                                               ----------      -----------          ----------
    END OF PERIOD                                                             $62,661,368      $25,717,081         $ 3,081,109
                                                                              ===========      ===========         ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.



                                       7
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




                                                          GASCO ENERGY, INC.
                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                             (Unaudited)


                                                                          Three Months Ended December 31,

                                                                             2005                 2004
PRODUCTION INFORMATION
   Gas production                                                       750,392 mcf            126,860 mcf
   Gas price                                                          $9.58 per mcf          $5.82 per mcf

   Oil production                                                         4,289 bbl                868 bbl
   Oil price                                                         $58.37 per bbl         $45.00 per bbl

REVENUES
  Gas                                                                  $  7,194,049               $738,829
  Oil                                                                       250,367                 39,061
  Gathering                                                                 483,884                143,326
  Interest income                                                           404,151                233,531
                                                                          ---------              ---------
          Total                                                           8,332,451              1,154,747
                                                                          ---------              ---------

OPERATING EXPENSES
  Lease operating                                                           272,478                 42,214
  Gathering operations                                                      482,521                267,450
  Depletion, depreciation and amortization                                2,492,183                317,714
  General and administrative                                              2,064,922              1,558,762
  Interest expense                                                        1,008,290              1,368,959
                                                                          ---------              ---------
           Total                                                          6,320,394              3,555,099
                                                                          ---------              ---------

NET INCOME                                                                2,012,057            (2,400,352)

  Preferred stock dividends                                                 (5,914)               (17,506)
                                                                         ----------            -----------

NET INCOME ATTRIBUTABLE TO COMMON  STOCKHOLDERS                        $ 2,006,143           $(2,417,858)
                                                                        ===========           ============


NET INCOME PER COMMON SHARE - BASIC AND DILUTED                            $  0.03               $ (0.03)
                                                                           =======               ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
           BASIC                                                         76,656,206             70,517,209
                                                                         ==========             ----------
           DILUTED                                                       77,135,806             70,517,209
                                                                         ==========             ----------


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